Exhibit 4.2

Name of Company: China Mass Media International Advertising Corp.	CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP. (Incorporated under the laws of the Cayman Islands)
Number: [Certificate no.] Shares: -[no. of shares]- Issued to: [Transferee] Dated [ ] Transferred from: [Transferor]
	Number [Certificate no.]		Shares -[no. of shares]-
US$xxxx Share Capital divided into xxxx shares of a par value of US$0.001 each

THIS IS TO CERTIFY THAT                                               [Transferee]                                              is the registered holder of                                              [no. of shares]                                              Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on                              2008.

DIRECTOR

TRANSFER

I                                                                                                (the Transferor) for the value received

DO HEREBY transfer to                                                                                        (the Transferee) the

                                                                                                       shares standing in my name in the

undertaking called CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor